                                                                     Exhibit 1.2
                                Pricing Agreement
                                -----------------

                                                                   June 18, 2003

Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York  10017

Deutsche Bank Securities Inc.
31 West 52/nd/ Street
New York, New York 10019

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 WFCN, 10th Floor
New York, New York  10080

Ladies and Gentlemen:

     SLM Education Credit Funding LLC, a Delaware limited liability company (the "Company"), and SLM Education Credit Management Corporation, a Delaware corporation ("SLM Education Credit"), propose, subject to the terms and conditions stated in this letter agreement and in the Underwriting Agreement, dated June 18, 2003 (the "Underwriting Agreement"), between the Company and SLM Education Credit, on the one hand, and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters"), on the other hand, that the Company will cause the trust (the "Trust") formed pursuant to the Trust Agreement, dated as of June 1, 2003, between the Company and Chase Manhattan Bank USA, National Association, as trustee (the "Trustee"), to issue and sell to the Underwriters the Student Loan-Backed Notes (the "Notes") specified in Schedule II hereto (the "Designated Securities"). The Notes will be issued and secured pursuant to the Indenture, dated as of June 1, 2003, between the Trust and JPMorgan Chase Bank, as trustee (the "Indenture Trustee"). Unless otherwise defined in this letter agreement, terms defined in the Underwriting Agreement are used in this letter agreement.

     Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated in this letter agreement by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full in this letter agreement; and each of the representations and warranties set forth in this letter agreement shall be deemed to have been made at and as of the date of this letter agreement, except that each representation and warranty in Section 2 of the Underwriting Agreement which refers to the Prospectus shall be deemed to be a representation or warranty in relation to the Prospectus, as of the date of the Underwriting Agreement, and also a representation and warranty in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this letter agreement, as of the date of this letter agreement. Each reference to the Representatives in this letter agreement and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.

     The Representative designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to
Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth in this letter agreement and in the Underwriting Agreement incorporated in this letter agreement by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in
Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in Schedule II.

     During the period beginning from the date of this letter agreement for the Designated Securities and continuing to and including June 27, 2003, the Company agrees, and SLM Education agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell, contract to sell or otherwise dispose of, any securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, private credit student loans, which are educational loans to students or parents of students that are not guaranteed or reinsured under the Federal Family Education Loan Program of any other federal student loan program, without the prior written consent of the Representatives.

     Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of the Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom. The Company represents and agrees that it has been informed of the existence of the FSA stabilizing guidance contained in Section MAR2, Ann 2G of the FSA Handbook (the Handbook of rules and guidance issued by the Financial Services Authority).

     If the foregoing is in accordance with your understanding, please sign and return to us 7 counterparts of this letter agreement, and upon acceptance of this letter agreement by you, on behalf of each of the Underwriters, this letter agreement and such acceptance of this letter agreement, including the provisions of the Underwriting Agreement incorporated in this letter agreement by reference, shall constitute a binding agreement between each of the Underwriters, the Company and SLM Education Credit. It is understood that your acceptance of this letter agreement on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company and SLM Education Credit for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers of this letter agreement.

                                        Very truly yours,


                                        SLM Education Credit Funding LLC


                                        By:        /s/  MARK L. HELEEN
                                           -------------------------------------
                                                      Mark L. Heleen
                                                      Vice President


                                        SLM Education Credit Management
                                        Corporation


                                        By:        /s/  MARK L. HELEEN
                                           -------------------------------------
                                                      Mark L. Heleen
                                                      Vice President

Accepted as of the date of this letter agreement:


Citigroup Global Markets Inc.


By:     /s/  JEB EBBOTT
   -------------------------
           Jeb Ebbott
            Director


Deutsche Bank Securities Inc.


By:    /s/  NITA CHERRY
   -------------------------
          Nita Cherry
       Managing Director


By:   /s/  PAUL VAMBUTAS
   -------------------------
         Paul Vambutas
           Director


Merrill Lynch, Pierce, Fenner & Smith Incorporated


By:  /s/  GEOFFREY R. WITT
   -------------------------
        Geoffrey R. Witt
      Authorized Signatory

                                   SCHEDULE I

                Amount of Designated Securities to be Purchased

          Underwriter              Class A-1        Class A-2        Class A-3        Class A-4         Class B          Class C

Citigroup Global Markets Inc.   $  193,334,000   $  146,835,000   $            0   $  109,000,000   $   14,624,000   $   20,248,000
Merrill Lynch, Pierce, Fenner
 & Smith  Incorporated          $  193,333,000   $  146,836,000   $  109,000,000   $            0   $   14,624,000   $   20,248,000
Deutsche Bank Securities Inc.   $  193,333,000   $  146,835,000   $            0   $            0   $   14,623,000   $   20,248,000
   Total                        $  580,000,000   $  440,506,000   $  109,000,000   $  109,000,000   $   43,871,000   $   60,744,000
                                ==============   ==============   ==============   ==============   ==============   ==============

                                   SCHEDULE II

Title of each Class of Designated Securities:

           Floating Rate Class A-1 Student Loan-Backed Notes
              (for purposes of this Schedule II, "Class A-1") Floating Rate Class A-2 Student Loan-Backed Notes
              (for purposes of this Schedule II, "Class A-2") Auction Rate Class A-3 Student Loan-Backed Notes
              (for purposes of this Schedule II, "Class A-3") Auction Rate Class A-4 Student Loan-Backed Notes
              (for purposes of this Schedule II, "Class A-4") Floating Rate Class B Student Loan-Backed Notes
              (for purposes of this Schedule II, "Class B") Floating Rate Class C Student Loan-Backed Notes
              (for purposes of this Schedule II, "Class C")

Aggregate principal amount of each Class:

           Class A-1:  $ 580,000,000
           Class A-2:  $ 440,506,000
           Class A-3:  $ 109,000,000
           Class A-4:  $ 109,000,000
           Class B:    $  43,871,000
           Class C:    $  60,744,000

Price to Public of each Class:

           Class A-1:   100.000%
           Class A-2:   100.000%
           Class A-3:   100.000%
           Class A-4:   100.000%
           Class B:     100.000%
           Class C:    99.47476%

Purchase Price by Underwriters of each Class:

           Class A-1:    99.700%
           Class A-2:    99.600%
           Class A-3:    99.750%
           Class A-4:    99.750%
           Class B:      99.500%
           Class C:    98.72476%

Specified funds for payment of purchase price:  Same Day Funds

Indenture: Indenture,  dated  as of June  1,  2003,  between  JPMorgan  Chase
           Bank, as Indenture Trustee, and SLM Private Credit Student Loan Trust 2003-B.

Maturity:

           Class A-1:  September 2017 Distribution Date
           Class A-2:  March 2022 Distribution Date
           Class A-3   March 2033 Distribution Date
           Class A-4:  March 2033 Distribution Date
           Class B:    March 2033 Distribution Date
           Class C:    March 2033 Distribution Date

Interest Rate:

           Class A-1: interpolated 2 month/3 month LIBOR* plus 0.10% Class A-2: interpolated 2 month/3 month LIBOR* plus 0.40% Class A-3: Auction Rate
           Class A-4:  Auction Rate
           Class B:    interpolated 2 month/3 month LIBOR* plus 0.70%
           Class C:    interpolated 2 month/3 month LIBOR* plus 1.60%

-----------

* As to initial Accrual Period; thereafter, Three-month LIBOR.

Form of Designated Securities: Book-Entry (DTC)

Time of Delivery: June 27, 2003

Closing location for delivery of Designated Securities:

     Sallie Mae, Inc.
     11600 Sallie Mae Drive
     Reston, VA  20193

Names and addresses of Representatives:

Designated Representatives: Merrill Lynch, Pierce, Fenner & Smith Incorporated Address for Notices, etc.: Merrill Lynch, Pierce, Fenner & Smith Incorporated
                            4 WFCN, 10th Floor
                            New York, New York 10080
                            Attn: Geoffrey Witt

Modifications to Underwriting Agreement (solely for purposes of this Pricing Agreement):

     1. The following sentence is hereby added to the end of the second paragraph of the Underwriting Agreement:

         In addition, the Trust will enter into a separate swap agreements (the "Swap Agreements") with Citibank, N.A. and Merrill Lynch Derivative Products AG (the "Swap Counterparties") and an interest rate cap agreement (the "Cap Agreement") with Merrill Lynch Capital Services, Inc. (the "Counterparty").

     2. The following paragraph is hereby added to Section 7 of the Underwriting Agreement:

         (m) The Swap Agreements shall have been entered into by the Trust and the Swap Counterparties, the Cap Agreement shall have been entered into by the Trust and the Counterparty, and the Underwriters shall have received a copy, addressed to them or on which they are otherwise entitled to rely, of each opinion of counsel required to be delivered thereunder at or before the Time of Delivery, and a copy of each certificate required to be delivered thereunder at or before the Time of Delivery.

     3. The following sentence is hereby added to the end of Section 9(b) of the Underwriting Agreement:

         For purposes of this Section 9(b), the term "class" shall be deemed to refer to Classes A-3 and A-4 collectively.

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